UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 25, 2005

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland	1-13130	23-7768996
Pennsylvania	1-13132	23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355

(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement.

     On February 24, 2005, Liberty Property Limited Partnership (the “Partnership”) priced a public offering (the “Offering”) of $300,000,000 principal amount (the “Notes”) of its 5.125% Senior Notes due 2015. Citigroup Global Markets, Inc., UBS Securities LLC, Banc of America Securities LLC, Credit Suisse First Boston LLC, Greenwich Capital Markets, Inc., SunTrust Capital Markets, Inc. Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Underwriters”) acted as underwriters for the Offering. The Underwriting Agreement relating to the Offering is filed as Exhibit 1.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title

1.1	Underwriting Agreement, dated February 24, 2005, by and among Liberty Property Trust (the “Trust”), the Partnership and the Underwriters.

12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Distributions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ George J. Alburger, Jr.

George J. Alburger, Jr. Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole General Partner

By:	/s/ George J. Alburger, Jr.

George J. Alburger, Jr. Executive Vice President and Chief Financial Officer

Dated: February 25, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1	Underwriting Agreement, dated February 24, 2005, by and among Liberty Property Trust (the “Trust”), the Partnership and the Underwriters.

12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Distributions.

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